EXHIBIT 4.3

Execution Version

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT, dated as of March 21, 2022 (as amended, restated, amended and restated, supplemented, renewed, extended, replaced or otherwise modified from time to time, this “Agreement”), is made by each of the Obligors (as defined below) in favor of Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders referred to below (in such capacity, together with its successors and permitted assigns in such capacity, if any, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Troika Media Group, Inc., a Nevada corporation (the “Borrower”) and each subsidiary listed as a “Guarantor” on the signature pages thereto (together with the Borrower and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guarantees all or any part of the Obligations (as defined therein), each, a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), the Collateral Agent, and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent” and, together with the Collateral Agent, each, an “Agent” and, collectively, the “Agents”) are parties to that certain First Lien Financing Agreement, dated as of even date herewith (such agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Financing Agreement”), pursuant to which the Lenders have agreed to make a term loan (the “Loan”), to the Borrower;

WHEREAS, in order to induce the Agents and the Lenders to enter into the Financing Agreement, each of the Guarantors has, with respect to the Obligations owing by the Borrower to the Agents and the Lenders pursuant to the Loan Documents, guaranteed said Obligations pursuant to Article XI of the Financing Agreement, for the benefit of the Agents and the Lenders;

WHEREAS, each Obligor (as defined below) has made or may make certain loans or advances from time to time to one or more other Obligors; and

WHEREAS, each Obligor has agreed to the subordination of such indebtedness of each other Obligor to such Obligor, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Agents and the Lenders to make and maintain the Loans pursuant to the Financing Agreement, the Obligors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Agents and the Lenders as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Financing Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

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“Additional Obligor” has the meaning set forth in Section 16 hereto. “Agents” has the meaning set forth in the recitals hereto.

“Agreement” has the meaning set forth in the preamble hereto. “Borrower” has the meaning set forth in the recitals hereto. “Collateral Agent” has the meaning set forth in the preamble hereto.

“Financing Agreement” has the meaning set forth in the recitals hereto. “Guarantors” has the meaning set forth in the recitals hereto. “Insolvency Events” has the meaning set forth in Section 3 hereto. “Lenders” has the meaning set forth in the recitals hereto.

“Obligors” means, collectively, the Borrower, the Guarantors, any Subsidiaries of the Borrower that are signatories hereto and any Additional Obligors.

“Paid in Full” has the meaning set forth in Section 2 hereto.

“Senior Debt” means, collectively, the Obligations (as defined in the Financing Agreement) and the Guaranteed Obligations (as defined in the Financing Agreement).

“Subordinated Debt” means, with respect to each Obligor, all indebtedness, liabilities, and other obligations of any other Obligor owing to such Obligor in respect of any and all loans or advances made by such Obligor to such other Obligor whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Obligor to such Obligor under or in connection with any documents or instruments related thereto.

“Subordinated Debt Payment” means any direct or indirect payment, reduction or discharge of Subordinated Debt, whether effected by any payment or distribution by or on behalf of any of the Obligors, directly or indirectly, of any assets or property of any Obligor of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of any of the Subordinated Debt, as a result of any collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner, for or on account of the Subordinated Debt.

(c) Interpretation. Section 1.02 of the Financing Agreement is incorporated herein by reference.

SECTION 2 Subordination to Payment of Senior Debt. As to each Obligor, all Subordinated Debt, including, without limitation, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the payment, in full, in cash, of the Senior Debt (other than obligations under Hedging Agreements not yet due and payable and Contingent Indemnity Obligations) (hereinafter, “Paid in Full”).

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SECTION 3 Subordination Upon Any Distribution of Assets of the Obligors. Subject to the terms of the Financing Agreement, as to each Obligor, in the event of any payment or distribution of assets of any other Obligor of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Obligor or its property, whether voluntary or involuntary, or in an Insolvency Proceeding, or upon any other marshaling or composition of the assets and liabilities of such other Obligor, or otherwise (such events, collectively, “Insolvency Events”): (a) all amounts owing on account of the Senior Debt shall first be Paid in Full before any Subordinated Debt Payment is made; and (b) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Obligor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to the Collateral Agent (or its designee) for the benefit of the Agents and the Lenders for application to the payment of the Senior Debt in accordance with clause (a), after giving effect to any concurrent payment or distribution or provision therefor to the Agents and the Lenders in respect of such Senior Debt.

SECTION 4 Payments on Subordinated Debt.

(a) Permitted Payments. To the extent expressly permitted by the Financing Agreement and so long as no Event of Default shall have occurred and be continuing, each Obligor may make, and each other Obligor shall be entitled to accept and receive, payments and prepayments (as permitted pursuant to the terms of the Financing Agreement) on account of the Subordinated Debt.

(b) No Payment Upon Senior Debt Defaults. Upon the occurrence and during the continuance of any Event of Default, and until such Event of Default is cured or waived, no Obligor that is a Loan Party shall make, and no other Obligor shall accept or receive, any Subordinated Debt Payment.

SECTION 5 Subordination of Remedies. As long as any Senior Debt shall have not been Paid in Full, no Obligor shall, without the prior written consent of the Agents:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Obligor owing to such Obligor;

(b) exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Obligor to any other Obligor against any of the Subordinated Debt, except for ordinary course adjustments between Obligors; or

(d) commence, or cause to be commenced, or join with any creditor other than the Agents and the Lenders in commencing, any Insolvency Proceeding or receivership proceeding against any other Obligor.

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SECTION 6 Payment Over to Collateral Agent. In the event that, notwithstanding the provisions of Sections 3, 4, and 5 hereto, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 hereto by any Obligor before the date on which all Senior Debt is Paid in Full, each Subordinated Debt Payment shall be held by such Obligor in trust for the benefit of the Agents and the Lenders and shall be paid over or delivered to the Collateral Agent (or its designee) for the benefit of the Agents and the Lenders for application to the payment of the Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5 hereto, after giving effect to any concurrent payments or distributions to the Agents and the Lenders in respect of the Senior Debt.

SECTION 7 Authorization to Collateral Agent. If, while any Subordinated Debt is outstanding, any Insolvency Event (other than any liquidation or dissolution of an Obligor in accordance with the terms of the Financing Agreement, pursuant to which another Obligor shall assume the Subordinated Debt of such liquidating or dissolving Obligor) shall occur and be continuing with respect to any Obligor or its property: (a) the Collateral Agent hereby is irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agents and the Lenders under the Loan Documents; and (b) each Obligor shall, to the extent permitted by law, promptly take such action as the Collateral Agent may request (i) to collect the Subordinated Debt for the account of the Agents and the Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to the Collateral Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (iii) to collect and receive any and all Subordinated Debt Payments.

SECTION 8 Certain Agreements of Each Obligor.

(a) No Benefits. Each Obligor understands that there may be various agreements between any Agent or any Lender and any other Obligor evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor, except to the extent expressly set forth therein, and that neither any Agent nor any Lender shall have any obligation to such Obligor (except to the extent expressly set forth herein) or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to it under such agreements.

(b) No Interference. Each Obligor acknowledges that each other Obligor that is a Loan Party has granted to the Collateral Agent for the benefit of the Agents and the Lenders a Lien on the Collateral of such Obligor and agrees not to interfere with or in any manner oppose a disposition of any such Collateral by the Agents and the Lenders in accordance with applicable law and the terms of the applicable Loan Documents.

(c) Reliance by the Agents and the Lenders. Each Obligor acknowledges and agrees that the Agents and the Lenders will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making the Loans thereunder.

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(d) Waivers. Except as provided under the Financing Agreement, each Obligor hereby waives (to the extent permitted by law) any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e) Obligations of Each Obligor Not Affected. Each Obligor hereby agrees that, subject to the terms and conditions of the Loan Documents, at any time and from time to time, without notice to or the consent of such Obligor (in its capacity as an Obligor), without incurring responsibility to such Obligor (in its capacity as an Obligor), and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of the Agents and the Lenders hereunder: (i) the time for any other Obligor’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by the Agents and the Lenders; (ii) the agreements of any other Obligor with respect to the Loan Documents may from time to time be modified by such other Obligor and the Agents and the Lenders for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Obligor or the Agents and the Lenders thereunder (in each case, other than retroactively prohibiting Subordinated Debt Payments previously permitted to be made pursuant to Section 4 of this Agreement or any other Loan Document and actually made prior to any such prohibition becoming effective); (iii) the manner, place, or terms for payment of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt may be renewed in whole or in part; (iv) the maturity of the Senior Debt may be accelerated in accordance with the terms of any present or future agreement by any other Obligor and the Agents and the Lenders; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of the Collateral Agent may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against any other Obligor, any other Person, or with respect to any Collateral may be exercised (or the Agents and the Lenders may waive or refrain from exercising such rights).

(f) Rights of the Agents and the Lenders Not to Be Impaired. No right of any Agent or any Lender to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Obligor, any Agent or any Lender hereunder or under or in connection with any other Loan Document or by any noncompliance by any Obligor with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof any Agent or any Lender may have or otherwise be charged with.

(g) Financial Condition of the Obligors. Except as provided under the Financing Agreement, the other Loan Documents or applicable law, no Obligor shall have any right to require any Agent or any Lender to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of any other Obligor to pay and perform the Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of any Agent, any Lender or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

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(h) Acquisition of Liens or Guaranties. Except as expressly provided under the Financing Agreement, subject to the terms of this Agreement, and so long as no Event of Default shall have occurred and be continuing, no Obligor shall, without the prior consent of the Agents, acquire any right or interest in or to any Collateral not owned by such Obligor or accept any guaranties for the Subordinated Debt.

SECTION 9 Subrogation; Payments Over to the Obligors.

(a) Subrogation. Until the Senior Debt has been Paid in Full, no Obligor shall have, nor shall it directly or indirectly exercise, any rights that such Obligor may acquire by way of subrogation under this Agreement, by any payment or distribution to the Agents and the Lenders hereunder or otherwise. Upon the date on which all Senior Debt has been Paid in Full, each Obligor shall be subrogated to the rights of the Agents and the Lenders to receive payments or distributions applicable to the Senior Debt until the Subordinated Debt shall be Paid in Full. For the purposes of the foregoing subrogation, no payments or distributions to any Agent or any Lender of any cash, property, or securities to which any Obligor would be entitled except for the provisions of Section 3, 4, or 5 hereto shall, as among such Obligor, its creditors (other than the Agents and the Lenders), and any other Obligor, be deemed to be a payment by any other Obligor to or on account of the Senior Debt.

(b) Payments Over to the Obligors. If any payment or distribution to which any Obligor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 hereto shall have been applied pursuant to the provisions of Section 3, 4, or 5 hereto to the payment of all amounts payable under the Senior Debt, such Obligor shall, subject to rights of other creditors of such Obligor and applicable law, be entitled to receive from the Agents and the Lenders any payments or distributions received by the Agents and the Lenders in excess of the amount sufficient to cause the Senior Debt to be Paid in Full. If any such excess payment is made to the Agents and the Lenders, the Agents and the Lenders shall promptly remit such excess payment to such Obligor and until so remitted shall hold such excess payment for the benefit of such Obligor.

(c) This Section 9 shall survive the termination of this Agreement. SECTION 10 Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until the date on which the Senior Debt has been Paid in Full. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with any other Obligor.

(b) Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of any other Obligor shall be rescinded or must otherwise be restored by any Agent or any Lender, pursuant to Section 12.14 of the Financing Agreement.

(c) Obligations Unconditional. All rights and interests of the Agents and the Lenders hereunder, and all agreements and obligations of each Obligor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from any Loan Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, an Obligor in respect of any of the Senior Debt or an Obligor in respect of this Agreement, except, in each case, the defense of payment.

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(d) Waivers. Each Obligor hereby waives, to the extent permitted by applicable law (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Senior Debt by a Obligor, (iii) notice of any actions taken by the Agents and the Lenders or an Obligor under any Loan Document or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Loan Obligations or of the obligations of an Obligor hereunder, the omission of or delay in which, but for the provisions of this Section 10(d), might constitute grounds for relieving an Obligor of its obligations hereunder and (v) any requirement that any Lender or the Agents protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against a Obligor or any other Person or any collateral.

SECTION 11 Transfer of Subordinated Debt. No Obligor may assign or transfer its rights and obligations in respect of the Subordinated Debt without the prior written consent of the Agents (other than an assignment to another Obligor), and any such assignment without the Agents’ prior written consent shall be null and void unless such transfer is otherwise permitted by the Financing Agreement. Any such transferee or assignee (other than any Obligor), as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby in a manner satisfactory to the Agents.

SECTION 12 Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Obligor against the other Obligors, on the one hand, and of the Agents and the Lenders against the Obligors, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Obligor and the other Obligors, the obligation of each other Obligor to pay its respective obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or

(ii) otherwise affect the relative rights of each Obligor against the other Obligors, on the one hand, and of the creditors (other than the Agents and the Lenders) of the other Obligors against the other Obligors, on the other hand.

SECTION 13 Endorsement of Obligor Documents; Further Assurances and Additional Acts.

(a) Endorsement of Obligor Documents. At the written request of the Collateral Agent, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend in form and substance satisfactory to the Collateral Agent noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to the Collateral Agent evidence of the same.

(b) Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as the Collateral Agent shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide the Collateral Agent with evidence of the foregoing in form and substance satisfactory to the Collateral Agent.

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SECTION 14 Costs and Expenses. Section 12.04 of the Financing Agreement is hereby incorporated by reference, mutatis mutandis.

SECTION 15 Miscellaneous.

(a) Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be mailed, telecopied, or delivered in accordance with the notice provisions contained in the Financing Agreement.

(b) No Waiver; Cumulative Remedies. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agents and the Lenders.

(c) Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt shall not have been Paid in Full.

(d) Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto, the Agents and the Lenders and their respective successors and permitted assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

(e) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor, each Agent and each Lender and their respective successors and permitted assigns, except that no Obligor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Collateral Agent in accordance with Section 11 hereto.

(f) GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE; WAIVER OF JURY TRIAL, ETC. Sections 12.09, 12.10 and 12.11 of the Financing Agreement are incorporated herein by reference, mutatis mutandis.

(g) Entire Agreement. This Agreement constitutes the entire agreement of each of the Obligors with respect to the matters set forth herein and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(h) Amendments and Waivers. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Obligors and the Collateral Agent. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

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(i) Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any of the terms and provisions of the Financing Agreement, on the other, then the terms and provisions of the Financing Agreement shall control.

(j) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Interpretation. This Agreement is the result of negotiations between, and has been reviewed by the respective counsel to, the Obligors, the Agents and the Lenders and is the product of all parties hereto.

(l) Counterparts; Telecopy Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(m) Termination of Agreement. Upon the date on which the Senior Debt is Paid in Full, this Agreement shall terminate automatically and the Collateral Agent on behalf of the Agents and the Lenders shall, at the sole cost and expense of the Obligors, and without any recourse, representation or warranty, promptly execute and deliver to each Obligor such documents and instruments as shall be reasonably requested by such Obligor to evidence such termination.

SECTION 16 Additional Obligors. The initial Obligors hereunder shall be such of the Obligors as are signatories hereto as of the date hereof. From time to time subsequent to the date hereof, additional Obligors, as required by the Financing Agreement or the other Loan Documents, may become parties hereto, as additional Obligors (each, an “Additional Obligor”), by executing and delivering a counterpart of this Agreement. Upon delivery of any such counterpart to the Collateral Agent, notice of which is hereby waived by each other Obligor, each such Additional Obligor shall be an Obligor hereunder and shall be as fully a party hereto as if such Additional Obligor were an original signatory hereof. Each Obligor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Obligor hereunder. This Agreement shall be fully effective as to any Obligor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Obligor hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

OBLIGORS:

CONVERGE DIRECT, LLC

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

CONVERGE DIRECT INTERACTIVE, LLC

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

CONVERGE MARKETING SERVICES, LLC

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

[Signature Page to Intercompany Subordination Agreement]

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TROIKA SERVICES, INC.

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

MISSION MEDIA USA, INC.

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

MISSIONCULTURE LLC

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

TROIKA-MISSION HOLDINGS, INC.

By:	/s/ Michael Tenore
Name:	Michael Tenore
Title:	General Counsel

[Signature Page to Intercompany Subordination Agreement]

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MISSION-MEDIA LIMITED (UK)

By:	/s/ Michael Tenore
Name:	Michael Tenore
Title:	General Counsel

MISSION-MEDIA HOLDINGS, LIMITED (UK)

By:	/s/ Michael Tenore
Name:	Michael Tenore
Title:	General Counsel

TROIKA PRODUCTION GROUP, LLC

By:	/s/ Michael Tenore
Name:	Michael Tenore
Title:	General Counsel

TROIKA DESIGN GROUP, INC.

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

TROIKA MEDIA GROUP, INC.

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

[Signature Page to Intercompany Subordination Agreement]

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TROIKA IO, INC.

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

TROIKA MISSION WORLDWIDE, INC.

By:	/s/ Robert Machinist
Name:	Robert Machinist
Title:	Chief Executive Officer

[Signature Page to Intercompany Subordination Agreement]

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ACCEPTED AND AGREED:

BLUE TORCH FINANCE LLC, as Collateral Agent

By: Blue Torch Capital LP, its managing member

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	CEO

[Signature Page to Intercompany Subordination Agreement]

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